Exhibit 99.1

Mars Acquisition Corp. Announces the Separate Trading of its Ordinary Shares and Rights Commencing on March 14, 2023

New York, New York, March 10, 2023 (PRNEWSWIRE) – Mars Acquisition Corp. (Nasdaq: MARXU) (the “Company”), a Cayman Islands exempted company incorporated as a blank check company for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses, today announced commencing on March 14, 2023, holders of the 6,900,000 units (the “Units”) sold in the Company’s initial public offering (the “Offering”), including Units sold upon the full exercise of the underwriters’ over-allotment option, may elect to separately trade the ordinary shares and rights included in the Units. Any Units not separated will continue to trade on the NASDAQ Global Market (“NASDAQ”) under the symbol “MARXU.” Any underlying ordinary shares and rights that are separated are expected to trade on the NASDAQ under the symbols “MARX” and “MARXR,” respectively. Holders of Units will need to have their brokers contact the Company’s transfer agent, Continental Stock Transfer & Trust Company, in order to separate the holders’ Units into ordinary shares and rights.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Mars Acquisition Corp.

Mars Acquisition Corp. is a Cayman Islands exempted company incorporated as a blank check company, also commonly referred to as a special purpose acquisition company, or SPAC, formed for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the Company’s initial public offering and search for an initial business combination. No assurance can be given that the offering discussed above will be completed on the terms described, or at all. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Registration Statement and related preliminary prospectus filed with the SEC. Copies are available on the SEC's website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes in events, conditions or circumstances on which any statement is based after the date of this release, except as required by law.

Contact Information:

Karl Brenza

Tel: 914-374-0060